SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2003

RADIANT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-22065	11-2749765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3925 Brookside Parkway, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 576-6000

(Former name or former address, if changed since last report.)

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements: None
(b)	Pro Forma Financial Statements: None
(c)	Exhibits. The following exhibits are filed with this Report:

99.1—Press Release of the Registrant (August 5, 2003)

Item 9. Regulation FD Disclosure

The information included in this section is being forwarded pursuant to Item 12. “Results of Operations and Financial Condition” and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On August 5, 2003, the Company issued a press release announcing its financial results for the quarter ended June 30, 2003. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The press release includes a “non-GAAP financial measure,” as such term is defined in Regulation G under the Securities Act of 1933, as amended, with respect to the inclusion of “adjusted net (loss)/income” and “adjusted net (loss)/income per share.”

The Company provides adjusted net (loss)/income and adjusted net (loss)/income per share as additional information relating to the Company’s operating results. The measures are not in accordance with, or an alternative for, generally accepted accounting practices (“GAAP”) and may be different from net income and net income per share measures used by other companies. Net (loss)/income and net (loss)/income per share have been adjusted to exclude the effects of the impairment of certain intangible assets and certain charges related to severance and lease termination costs. The Company believes that this presentation of adjusted net (loss)/income and adjusted net (loss)/income per share provides useful information to investors regarding certain additional financial and business trends relating to the Company’s financial condition and results of operations. The press release includes a reconciliation of these non-GAAP financial measures to net (loss)/income and net (loss)/income per share as determined in accordance with GAAP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIANT SYSTEMS, INC.

By:	/s/ John H. Heyman
John H. Heyman Co-Chief Executive Officer

Dated: August 5, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Name
99.1	Press Release dated August 5, 2003